CREDIT   FIRST                    CREDIT SUISSE FIRST BOSTON
SUISSE   BOSTON
                                  Eleven Madison Avenue     Tel  1 212 325 2000
                                  New York, NY 10010-3629   www.csfb.com

December 29, 2003

Citigroup Global Markets Inc.
390 Greenwich Street, First Floor
New York, NY 10013
Attention: John Dankel
Fax: (212) 723-8539

Re: Affordable Residential Communities LP $125 million 3-year Senior Revolving
Credit Facility (the "Facility")

Ladies and Gentlemen:

Credit Suisse First Boston, acting through its Cayman Islands Branch ("CSFB"), is pleased to commit to Affordable Residential Communities LP (the "Borrower"
or the "Company") to provide a portion of the above referenced Facility, for which Citigroup Global Markets Inc. and Merrill Lynch & Co. will act as Joint
Lead Arrangers and Joint Book Running Managers. Citicorp North America will act as Administrative Agent and Merrill Lynch & Co. as Syndication Agent, in the
aggregate amount provided below and substantially on the terms and conditions set forth in the Summary of Terms and Conditions attached to the Confidential
Information Memorandum dated November, 2003. Our proposed offered commitment amount ("Offered Commitment Amount") is $15,000,000.

CSFB acknowledges that it has, independently and without reliance upon
Citigroup Global Markets Inc. and Merrill Lynch & Co. (together, the
"Arrangers") or any of their affiliates, or any other bank, and based on the financial statements of Affordable Residential Communities LP, Affordable
Residential Communities, Inc. and their affiliates and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this commitment.

CSFB's commitment to the Facility is subject to satisfactory documentation substantially on the terms and conditions set forth in the Summary of Terms and
Conditions (including, without limitation, receipt by us sufficiently in advance of closing of all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the USA Patriot
Act). The Arrangers, or any of their affiliates, shall have no liability or responsibility to CSFB if such Facility is not entered into. This commitment will expire on 3/31/04.

CSFB understands and agrees that the proposed Offered Commitment Amount is subject to acceptance by Affordable Residential Communities LP and the
Arrangers, that the Offered Commitment Amount may be reduced by Affordable
Residential Communities LP and the Arrangers, and that the Arrangers will notify CSFB by January 12, 2004, or such other date as selected by Affordable
Residential Communities LP and the Arrangers, of the amount of the CSFB's accepted commitment ("Allocated Commitment"). CSFB also understands that it will receive an upfront fee equal to 75bps of our Allocated Commitment at closing.

Very truly yours,

Credit Suisse First Boston
acting through its Cayman Islands Branch

/s/ William O'Daly                         /s/ Mark Gleason
--------------------------                 ---------------------------
William O'Daly                             Mark Gleason
Director                                   Director